EXHIBIT 10.4

AMENDMENT NO. 1

TO

K•SWISS INC.

EMPLOYEE STOCK OPTION AGREEMENT

PURSUANT TO THE

1999 STOCK INCENTIVE PLAN

This AMENDMENT NO. 1 (this “Amendment”) TO K•SWISS INC. EMPLOYEE STOCK OPTION AGREEMENT dated                                             (the “Original Option Agreement”), is entered into as of October     , 2002 between K•Swiss Inc., a Delaware corporation (the “Company”), and the undersigned (the “Option Holder”).

RECITALS

WHEREAS, Section 402 of the Sarbanes-Oxley Act of 2002 (the “Act”), generally prohibits the Company from directly or indirectly extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to or for its directors and executive officers (each, an “Executive Participant”);

WHEREAS, certain provisions of the Original Option Agreement may allow for arrangements that may be deemed to be extending credit or arranging for the extension of credit by the Company to Executive Participants, and thus potentially violative of Section 402 of the Act; and

WHEREAS, the parties hereto desire to amend the Original Option Agreement to ensure compliance with the Act.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the Company and the Option Holders hereby agree as follows:

1.    Amendment of Section 6(a).    Section 6(a) of the Original Option Agreement shall be amended to read, in its entirety, as follows:

“(a)  Payment for Stock.

(i)  Subject to the provisions of 6(c) below, this Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by cash or a check to the order of the Company in payment of such purchase price and tax withholdings (if applicable) pursuant to Section 6(b). In lieu of receiving such payment, the Company may retain some of the shares issuable upon such exercise of the Option if the Grantee elects to discharge the purchase price in this manner and if the following conditions are satisfied: (A) the Company is not then prohibited from acquiring or purchasing such shares and (B) the number of shares thus retained shall have an aggregate fair market value, as of the day immediately preceding the date of the exercise of this Option, equal to such purchase price.

(ii)  Subject to the provisions of Section 6(c) below, this Option may be exercised by the Grantee irrevocably authorizing a broker approved in writing by the Company to sell shares of Class A Common Stock to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Agreement to the contrary, (A) the Company shall only deliver such shares of Class A Common Stock at or after the time the Company receives full payment for such shares, (B) the exercise price for such shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares of Class A Common Stock are received by the authorized broker, (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (D) in no event shall the recipient of the Option enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to such recipient before the date the shares underlying the Option are delivered or released by the Company.”

2.    Amendment of Section 6(b).    The first sentence of Section 6(b) of the Original Option Agreement shall be amended to read, in its entirety, as follows:

“If the Company or any of its subsidiaries is required to withhold on account of any present or future tax imposed as a result of such exercise pursuant to Section 6(a), the purchase price shall be accompanied by payment of the amount of such withholding pursuant to this Section 6.”

3.    Addition of Section 6(c).    A new Section 6(c) shall be added to the Original Option Agreement that shall read as follows:

“(c)  Notwithstanding any provision of this Agreement to the contrary:

(i) payment of the total purchase price and tax withholdings (if applicable) with respect to shares underlying an Option shall be due the date such shares are delivered; and

(ii) in no event shall the Company issue or deliver shares underlying an Option pursuant to this Section 6 before the Company receives payment for such shares pursuant to this Section 6.”

4.    Amendment of Section 7(a).    The following sentence shall be added to the end of Section 7(a) of the Original Option Agreement:

“This Section 7(a) shall be subject to the provisions of Section 7(c), below.”

5.    Amendment of Section 7(b).    The following sentence shall be added to the end of the Section 7(b) of the Original Option Agreement:

“If the Company or any of its subsidiaries is required to withhold on account of any present or future tax imposed as a result of an exercise pursuant to Section 7(a), the purchase price shall be accompanied by payment of the amount of such withholding pursuant to this Section 7.”

6.    Addition of Section 7(c).    A new Section 7(c) shall be added to the Original Option Agreement that shall read as follows:

“(c)  Notwithstanding any provision of this Agreement to the contrary:

(i)  payment of the total purchase price pursuant to Section 7(a) and tax withholdings (if applicable) pursuant to Section 7(b) with respect to shares underlying an Option shall be due the date such shares are delivered; and

(ii)  in no event shall the Company issue or deliver shares underlying an Option pursuant to this Section 7 before the Company receives payment for such shares pursuant to this Section 7.”

7.    No Further Amendment.    Except as expressly amended hereby (a) the Original Option Agreement shall be and remain in full force and effect, notwithstanding this Amendment, and (b) the provisions of the Original Option Agreement (as amended hereby) are incorporated herein by this reference.

8.    Governing Law.    This Amendment shall be governed by and construed in accordance with the law of the State of California, without giving effect to its conflicts or choice of law provisions.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have signed this Amendment as of the date first written above.

THE COMPANY:

K•Swiss Inc., a Delaware corporation

By:
Name:
Title:

THE OPTION HOLDER:

Name:

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